Investor Presentation September 30, 2021

2 Forward-Looking Statements & Non-GAAP Measures Cautionary Note Regarding Forward-Looking Statements This investor presentation contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) effects of the COVID-19 pandemic, including its effects on the economic environment, our customers and our operations, including due to supply chain disruptions, as well as any changes to federal, state, or local government laws, regulations, or orders in connection with the pandemic; (2) government intervention in the U.S. financial system in response to the COVID-19 pandemic, including the effects of recent legislative, tax, accounting and regulatory actions and reforms; (3) the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges; (4) the risks of mergers (including with IOFB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (5) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (6) the effects of interest rates, including on our net income and the value of our securities portfolio; (7) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (8) fluctuations in the value of our investment securities; (9) governmental monetary and fiscal policies; (10) changes in and uncertainty related to benchmark interest rates used to price loans and deposits, including the expected elimination of LIBOR and the adoption of a substitute; (11) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators; (12) the ability to attract and retain key executives and employees experienced in banking and financial services; (13) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (14) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (15) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (16) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (17) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (18) volatility of rate-sensitive deposits; (19) operational risks, including data processing system failures or fraud; (20) asset/liability matching risks and liquidity risks; (21) the costs, effects and outcomes of existing or future litigation; (22) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business; (23) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (24) war or terrorist activities, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (25) the effects of cyber-attacks; (26) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company. Non-GAAP Measures This investor presentation contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, equity, loan yield (tax equivalent), adjusted return on average assets, return on average tangible, net interest income (tax equivalent), net interest margin (tax equivalent), core noninterest expense, efficiency ratio, overhead ratio, core loans and core commercial loans. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. A reconciliation of each non- GAAP measure to the most comparable GAAP measure is included, as necessary, in the Appendix.

3 Shareholder Value Strategy 4 Credit Risk Profile 18 Financial Performance 22 Company Background 30 Appendix 35 Presentation Index

4 Shareholder Value Strategy

Company Overview

MidWest*One* Financial Group, Inc. is a financial holding company **headquartered in Iowa City, Iowa**. MidWest*One* Financial is the parent company of MidWest*One* Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado.

MidWestOne FINANCIAL GROUP, INC.

Fiscal Q3.21 Financial Highlights

Dollars in millions		Q3.21	Change vs. Q2.21	Change vs. Q3.20
Balance Sheet	Total assets	$ 5,875.4	2.20 %	10.22 %
	Total loans held for investment, net	3,268.6	(1.85)	(7.60)
	Total deposits	4,957.8	3.45	14.40
	Loan to deposits ratio	65.93 %	(355) bps	(1,570) bps
Capital	Equity to assets ratio	9.03 %	(19) bps	(33) bps
	Tangible common equity ratio (1)	7.71	(15)	(11)
	Leverage ratio	8.70	20	18
	CET1 ratio	10.26	0	54
	Tier 1 capital ratio	11.20	(1)	47
	Total capital ratio	13.58	(5)	2
Profitability	Net interest margin, tax equivalent (1)	3.00 %	12 bps	(14) bps
	Cost of total deposits	0.26	(2)	(23)
	Return on average assets	1.11	(7)	259
	Return on average tangible equity (1)	15.06	(169)	250
	Efficiency ratio (1)	56.34	151	97
Credit Risk Profile	Nonperforming loans ratio	1.03 %	(21) bps	(15) bps
	Nonperforming assets ratio	0.58	(15)	(22)
	Net (recovery) charge-off ratio	(0.10)	(15)	(30)
	Allowance for credit losses ratio	1.47	3	(18)

(1) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures.
Note: Financial metrics as of or for the quarter ended September 30, 2021.

5

6 Shareholder Value Strategy Focused initiatives in commercial banking Create a better banking experience for our local communities and for our employees Expanding and enhancing our digital capabilities Low cost core deposits Organic growth from thriving markets served (Iowa City, Des Moines, Minneapolis - St. Paul, Naples & Fort Myers, Denver, and Dubuque)

7 Shareholder Returns $0.6400 $0.6700 $0.7800 $0.8100 $0.8800 $0.6600 $0.6750 1.7% 2.0% 3.1% 2.2% 3.6% 3.7% 2.2% Common Dividends Per Share Dividend Yield 5 year CAGR - Dividend Yield 2016 2017 2018 2019 2020 YTD Q3.20 YTD Q3.21 $— $0.2000 $0.4000 $0.6000 $0.8000 $1.0000 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% $19.73 $21.57 $23.20 $23.81 $26.69 $25.45 $28.40 $1.78 $1.55 $2.48 $2.93 $0.41 $(1.23) $1.03 Tangible Book Value Per Share (TBV)* Earnings per common share - diluted 5 Year CAGR - TBV 2016 2017 2018 2019 2020 YTD Q3.20 YTD Q3.21 $— $6.00 $12.00 $18.00 $24.00 $30.00 $(4.00) $(2.00) $— $2.00 $4.00 $6.00 *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. MidWestOne is committed to our shareholders. We consistently return competitive dividends and produce overall growth in our dividend yield and tangible book value per share. 16 .2% CA GR 6.2% C AGR

8 Profitability Trends *Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. (1) Reflects a $31.5 million goodwill impairment charge that was recorded in the third quarter of 2020. 0.68% 0.60% 0.93% 1.04% 0.13% (1.48)% 1.11% 0.78% 0.60% 0.95% 1.20% 0.13% (1.48)% 1.11% ROAA *Adjusted ROAA 2016 2017 2018 2019 2020 Q3.20 Q3.21 $20.4 $18.7 $30.4 $43.6 $6.6 $(19.8) $16.3 $23.4 $18.7 $30.9 $50.5 $6.7 $(19.8) $16.3 Net Income (Loss) *Adjusted Net Income (Loss) 2016 2017 2018 2019 2020 Q3.20 Q3.21 Return on Average Assets Net Income (Loss) in millions $ 62.27% 58.63% 61.23% 57.56% 56.92% 55.37% 56.34% 2016 2017 2018 2019 2020 Q3.20 Q3.21 Efficiency Ratio* 6.69% 5.58% 8.78% 9.65% 1.28% (14.88)% 12.00% 10.30% 8.07% 11.87% 13.98% 10.80% 12.56% 15.06% ROAE *ROATE 2016 2017 2018 2019 2020 Q3.20 Q3.21 Return on Average Tangible Equity (1) (1) (1)

9 Compelling Markets Iowa: 34 Banking Offices Minnesota: 12 Banking Offices Wisconsin: 7 Banking Offices Florida: 2 Banking Offices Colorado: 1 Banking Office Diverse + strong rural core deposit base that supports growing metropolitan markets and reduces credit risk

Rural Core Deposit Base & Growing Metropolitan Markets

Iowa City



- Significant university, healthcare, and education industries
- Market includes a well-known hospital that was ranked #15 on Forbes 2019 America's Best Employers for Women List (University of Iowa Hospital and Clinics)
- Ranked by Forbes as One of the Top 25 "The Best Places to Retire in 2021"
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Market share leader

Des Moines



- Significant healthcare, manufacturing, and retail industries
- Ranked by Forbes as #10 on the "Best Places for Business & Careers" List
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Opportunity to significantly improve market share

Minneapolis - St. Paul



- Significant healthcare, manufacturing, and retail industries
- General Mills was ranked by Forbes as #23 on the 2021 "The Just 100: Companies Doing Right by America" List
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Opportunity to significantly improve market share

Naples & Fort Myers



- Significant healthcare and retail industries
- Ranked #10 by Forbes on their 2021 List "10 States with the Biggest Growths in GDP of 2021"
- Lower unemployment rates and higher projected household income change and population growth than the national rate
- Opportunity to significantly improve market share

Denver



- Significant healthcare, transportation, and telecommunication industries
- Ranked #4 by Forbes on their 2021 List "10 States with the Biggest Growths in GDP of 2021"
- Higher projected household income change and population growth than the national rate
- Opportunity to significantly improve market share

Dubuque



- Significant manufacturing, healthcare, and university industries
- Deere & Company was ranked by Forbes as #70 on the 2021 "The Just 100: Companies Doing Right by America" List
- Lower unemployment rate than the national rate
- Market share leader

	Iowa City	Des Moines	Minneapolis - St. Paul	Naples	Fort Myers	Denver	Dubuque	National
Deposit Market Share Rank	2	29	15	24	26	42	2	201
Deposit Market Share	16.09%	0.62%	0.64%	0.40%	0.27%	0.09%	25.41%	0.03%
Median HHI	$68,579	$74,774	$86,382	$74,559	$62,201	$86,603	$64,270	$67,761
2021 - 2026 Projected HHI Change	9.30%	9.33%	9.98%	13.11%	10.65%	11.00%	4.93%	9.01%
2021 - 2026 Projected Pop. Growth	3.99%	4.59%	4.00%	6.96%	7.42%	7.04%	1.86%	2.91%
August 2021 Unemployment Rate	3.60%	3.70%	3.50%	4.20%	4.60%	5.50%	3.90%	5.30%

Source: S&P Capital IQ (Deposit Market Share (June 2021), Median HHI, 2021 - 2026 Projected HHI, and 2021-2026 Projected Population Growth)
Source: Bureau of Labor Statistics (August 2021 Unemployment Rate)

MidWestOne FINANCIAL GROUP, INC.

10

11 Deposit Profile $5.0 billion in Total Deposits at September 30, 2021, with the Core Deposits representing 82.1% of Total Deposits in comparison to $4.5 billion in Total Deposits at December 31, 2020 with Core Deposits representing 81.6% of Total Deposits Deposit Composition 19.9% 20.0% 20.0% 19.9% 20.2% 59.7% 61.6% 61.3% 61.5% 61.9% 20.3% 18.4% 18.7% 18.6% 17.9% Non-Interest Bearing Demand Deposits Interest Checking, Money Market and Savings Time Deposits Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 —% 25.0% 50.0% 75.0% 100.0% Deposit Trends ($000) $4,317 $4,490 $4,574 $4,875 $4,883 0.49% 0.38% 0.32% 0.28% 0.26% Average Deposits Cost of Total Deposits Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 0.24% 0.32% 0.40% 0.48% 0.56%

12 Focused Initiatives in Commercial Banking • As part of our focused initiatives in commercial banking, we have invested in the following: ◦ Named a new Head of Commercial Banking in April 2021 ◦ New leadership in our Twin Cities Region with a proven track record of success in this market ◦ Invested in tools that will improve our online banking platform and commercial lending process ◦ Implemented standardized goals and a revised incentive plan for commercial bankers ◦ Launched a business banking segment ◦ Prioritize revenue-generating activity through the refinement of processes and procedures

13 Commercial Loan Portfolio Commercial and Industrial, 34% Agricultural, 4% Construction & Development, 5% Farmland, 5%Multifamily, 10% CRE-Other, 42% (1) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. (2) Annualized Linked Quarter Commercial Loan Growth (Decline), Excluding PPP Commercial Loan Portfolio Mix September 30, 2021 (7.91)% 5.78% (12.99)% 9.01% 5.00% Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 Commercial Loan Growth (Decline), Ex PPP(1)(2)

Expanding and Enhancing our Digital Capabilities

Customers expect complete digital accessibility to manage their financial life. We intend to meet these demands with **continued investment** in financial technology to **improve the customer experience**.

2019

Zelle P2P Payments

Modernized Online Deposit Account Platform

Online Consumer Loan Application Platform

Real-Time Account Alerts

2020

PPP Loan Origination Platform + DocuSign

Launched Open Architecture Digital Banking Platform

Enhanced Electronic & Paper Account Statements

Q1 2021

Mobile App Performance Enhancements (enhancements to mobile application to improve performance and responsiveness)

Q2 - Q4 2021*

Improved Online Banking Platform and Commercial Lending Process (incorporate multi-bank reporting capabilities into banking platform, additional applications of DocuSign for commercial lending and as part of the Architect upgrade additional customizations and customer experience enhancements)

Q3 - Q4 2021*

Contactless Chip Cards (enhancing payment security and convenience)

Enhancements to Positive Pay Service (adding payee matching functionality and streamlining Positive Pay processing)

Digital Banking Experience Enhancements (streamlining mobile deposit experience, in addition to other functionality improvements)

Q4 2021 - 2022*

Construction Lending Platform (streamlining construction lending process for customers and lenders)

2022*

Virtual Service Delivery Platform Implementation (includes an integrated chat, call center, and video conferencing solution, as well as automated routing and chatbot functionality)

Digital Banking Experience Enhancements (faster funds availability, as well as added functionality improvements)

*Note: 2021 and 2022 dates are expected roll-out.

MidWestOne FINANCIAL GROUP, INC.

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15 Leadership within the Community 2019 "Rock the Chalk" Festival 1,981 2,420 3,198 12,518 5,170 4,830 2016 2017 2018 2019 2020 YTD 2021 $684,829 $894,836 $871,683 $1,102,512 $1,253,707 $849,018 2016 2017 2018 2019 2020 YTD 2021 $49,570 $60,527 $67,487 $66,695 $70,375 $55,192 2016 2017 2018 2019 2020 YTD 2021 Company GivingVolunteer Hours Employee Giving

Leadership within the Community

MidWest*One* is **dedicated** to supporting organizations that create opportunities in our communities. Our employees are **encouraged** to use paid volunteer time each year to actively participate in both bank sponsored and non-sponsored events.

- **Host** of Annual "Rock the Chalk" Festival (Iowa City, IA)
- **$130,000 of Additional Funds** Allocated to COVID-19 Relief in 2020
- **$21,000 of Additional Funds** Allocated to IA Derecho Disaster Relief in 2020
- Selected 2021 Bank Donations in **Support of our Local Communities**:
  - **$60,000** - Dubuque Racing Association, BackWaters Stage Summer Concert Series Presenting Sponsor (Dubuque, IA)
  - **$35,000** - Dubuque Fighting Saints, Presenting Sponsor (Dubuque, IA)
  - **$15,000** - MLB Beyond the Game Watch Party Event, Presenting Sponsor (Dyersville, IA)
  - **$12,500** - Run for the Schools (Iowa City, IA)
  - **$10,000** - The Food Group (Golden Valley, MN)



Images are from the 2021 "Rock the Chalk" Festival



MidWestOne FINANCIAL GROUP, INC.

16

17 Why MidWestOne? Commitment to shareholders through consistent dividend increases and, when appropriate, share repurchases. Attractive metropolitan markets that enhance growth opportunity Diversified loan portfolio with geographic diversity which reduces credit risk Focus on the expansion and enhancement of our digital capabilities Giving back to our local communities by encouraging employees to volunteer and also by providing monetary support CommitmentGrowth Diversification Technology Community MidWestOne's Commitment Leads to Shareholder Returns

18 Credit Risk Profile

19 Asset Quality Allowance for Credit Losses Ratio and Net Charge-Off Ratio 0.20% 0.04% 0.04% 0.05% (0.10)% 1.65% 1.59% 1.51% 1.44% 1.47% Net Charge-off Ratio Allowance for Credit Losses Ratio Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 Nonperforming Loans and Assets Ratios 1.18% 1.23% 1.32% 1.24% 1.03% 0.80% 0.81% 0.80% 0.73% 0.58% Nonperforming loans ratio Nonperforming assets ratio Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 90 days+ past due & still accruing interest, 0% Foreclosed assets, net, 1% Agricultural, 6% Commercial and industrial, 12% Construction & development, 2% Farmland, 20% Multifamily, 3% CRE-Other, 49% One-to-four family first liens, 4% One-to-four family junior liens, 2% Consumer, 0% Nonperforming Assets Composition September 30, 2021

20 Change in ACL $48,000 $(234) $1,114 $(980) $47,900 Beginning Balance (Q2.21) Charge-offs Recoveries Credit loss expense related to loans Ending Balance (Q3.21) $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 Allowance for Credit Losses ($ in thousands) Reflects overall improvements in the economic forecast and stabilization of the credit risk profile.

21 COVID-19 Update September 30, 2021 June 30, 2021 Round 1 Round 2 Total Round 1 Round 2 Total Dollars in millions # $ # $ # $ # $ # $ # $ Total PPP Loans Funded 2,681 348.5 2,175 149.3 4,856 497.8 2,681 348.5 2,175 149.3 4,856 497.8 PPP Loan Forgiveness(1) 2,478 323.7 1,514 72.9 3,992 396.6 2,247 285.7 441 12.3 2,688 298.0 Outstanding PPP Loans(2) 184 16.3 661 73.1 845 89.4 416 53.9 1,734 130.5 2,150 184.4 (1) Excluded from the PPP Loan Forgiveness is $9.1 million as of September 30, 2021 and $8.9 million as of June 30, 2021 of PPP loans that were paid off by the borrower prior to forgiveness. (2) Outstanding loans are presented net of unearned income. September 30, 2021 June 30, 2021 Dollars in millions Round 1 Round 2 Total Round 1 Round 2 Total Unearned Income $0.1 $2.8 $2.9 $0.5 $6.0 $6.5 Dollars in millions Total Modifications Active Modifications % of Loan Portfolio# $ # $ September 30, 2021 1,055 $ 380.7 14 $ 4.5 0.1 % June 30, 2021 1,051 $ 418.6 18 $ 21.0 0.6 % Paycheck Protection Program Loans Loan Modifications

22 Financial Performance

Third Quarter 2021 Summary(2)

- **Net income** for the third quarter was $16.3 million, or $1.03 per diluted common share.
  - **Total revenue**, net of interest expense, of $49.5 million.
  - **Credit loss benefit** of $1.1 million.
  - **Noninterest expense** of $29.8 million.
- Excluding PPP loans, **commercial loans** were $2.64 billion,(1) as compared to $2.61 billion(1), an increase of 1.2%.
- **Efficiency ratio** was 56.34%(1).
- **Nonperforming assets** declined 19.0% and the **net charge-off ratio** was a recovery of 10 bps.
- Cost of **average total deposits** decreased 2 bps to to 0.26% and cost of funds decreased 3 bps to 0.37%.



Revenue
$47.4
$49.7
$50.4
$48.7
$49.5
Q3.20
Q4.20
Q1.21
Q2.21
Q3.21
Net Interest Income
Noninterest Income



Improved Expense Management
$59.9
$31.5
$28.4
2.01%
2.21%
$31.9
$27.7
1.92%
$28.7
1.87%
$29.8
1.95%
Q3.20
Q4.20
Q1.21
Q2.21
Q3.21
(1)
Core Noninterest Expense (1)
Goodwill Impairment
Overhead Ratio

MidWestOne FINANCIAL GROUP, INC.

(1) Non-GAAP Measure. See the appendix for Non-GAAP financial measures.
(2) Third Quarter 2021 Summary compares to the linked quarter (June 30, 2021) unless otherwise noted.
(3) All dollars are presented in millions, unless otherwise noted.

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24 Net Interest Income $39.0 $40.2 $39.8 $39.7 $41.5 3.14% 3.13% 3.10% 2.88% 3.00% Net Interest Income (tax equivalent)* Net Interest Margin (tax equivalent)* Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 $ in millions *Non-GAAP Measure. See the appendix for Non-GAAP financial measures.

25 Loan Portfolio Commercial and Industrial, 28% Agricultural, 3% Construction & Development, 4% Farmland, 4% Multifamily, 8% CRE-Other, 35% One-to-four family first liens, 10% One-to-four family junior liens, 4% Consumer, 2% $3,577 $3,561 $3,430 $3,397 $3,357 4.31% 4.33% 4.38% 4.16% 4.33% Average Loans Yield on Loans, tax equivalent Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 (1) Average loans reported are in millions of dollars. (2) Non-GAAP Measure. See the Appendix for Non-GAAP financial measures. Loan PerformanceLoan Portfolio Mix September 30, 2021 (2)(1)

26 Noninterest Income and Noninterest Expense Noninterest Income ($000) $9,570 $10,626 $11,824 $10,218 $9,182 Investment services and trust activities Service charges and fees Card revenue Loan revenue Bank-owned life insurance Other Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 $— $2,500 $5,000 $7,500 $10,000 $12,500 Noninterest Expense ($000) and Overhead Ratio $59,939 $31,915 $27,700 $28,670 $29,778 2.01% 2.21% 1.92% 1.87% 1.95% Compensation and employee benefits Non-compensation Expenses Goodwill impairment Merger-related Expenses Overhead Ratio* Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 $— $15,000 $30,000 $45,000 $60,000 $75,000

27 Wealth Management $1.0 $0.9 $2.4 $2.4 $2.2 $2.6 2017 2018 2019 2020 Q3.20 Q3.21 $— $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 Investment Services and Trust Activity Revenue • Asset amounts presented are in billions of dollars • Revenue amounts presented are in millions of dollars $4.9 $5.0 $8.0 $9.6 $2.4 $2.9 2017 2018 2019 2020 Q3.20 Q3.21 $— $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 Wealth Management Assets Under Administration

28 Strong Liquidity Position 81.63% 76.58% 70.04% 69.48% 65.93% Q3.20 Q4.20 Q1.21 Q2.21 Q3.21 65.00% 67.50% 70.00% 72.50% 75.00% 77.50% 80.00% 82.50% Loans to Deposits Ratio Balance Sheet dollars in millions Cash and Cash Equivalents (1) $138.5 Unpledged Securities $1,592.6 Projected Investment Cash Flow: 3-Months $96.5 6-Months $191.0 1-Year $348.8 (1) Comprised of cash and due from banks, interest-bearing deposits, and federal funds sold. Off-Balance Sheet dollars in millions Available Federal Fund Lines $170.0 Unused FHLB Borrowing Capacity $471.7 FHLB Collateral Capacity $518.3 Brokered Deposit Capacity > $200 Discount Window Capacity $62.7 September 30, 2021 September 30, 2021

29 Capital Adequacy 7.52% 8.41% 8.78% 8.50% 7.82% 7.82% 7.71% TCE / TA (%)* 2016 2017 2018 2019 2020 Q3.20 Q3.21 8.75% 9.48% 9.73% 9.48% 8.50% 8.52% 8.70% Leverage Ratio (%) Well Capitalized 2016 2017 2018 2019 2020 Q3.20 Q3.21 11.65% 12.00% 12.23% 11.34% 13.41% 13.56% 13.58% Total Capital Ratio (%) Well Capitalized 2016 2017 2018 2019 2020 Q3.20 Q3.21 9.75% 10.07% 10.32% 9.46% 9.72% 9.72% 10.26% 10.73% 10.96% 11.18% 10.47% 10.70% 10.73% 11.20% CET 1 (%) Tier 1 Capital Ratio (%) CET 1 Well Capitalized Tier 1 Well Capitalized 2016 2017 2018 2019 2020 Q3.20 Q3.21 *Non-GAAP Measure. See the appendix for Non-GAAP financial measures. Tangible Common Equity Ratio (%) Leverage Ratio (%) CET1 Ratio and Tier 1 Capital Ratio (%) Total Capital Ratio (%) 5% 6.5% 8% 10%

30 Company Background

31 Corporate History 56 branches across 5 state footprint

32 Our Mission and Our Operating Principles Take care of our customers … and those that should be. Since our company was founded during the Great Depression, it has been our belief that the communities we serve are not only the inspiration of our organization, but the purpose behind our existence. Our history is their history. We passionately pursue success for our neighbors and we support organizations that create opportunities in our communities. Because we believe the positive actions of each one of us contributes to the success of us all. Our brand is built by the actions of our employees, supporting our mission statement, one relationship at a time. It's about caring. Our Operating Principles ◦ Take good care of our customers ◦ Hire and retain excellent employees ◦ Always conduct yourself with the utmost integrity ◦ Work as one team ◦ Learn constantly so we can continually improve

33 Embrace Our Culture to Drive Brand Equity Our brand is built on the foundation of our culture, which drives the behaviors and actions of our employees in support of our mission statement: To take good care of our customers and those that should be We do this one relationship at a time - it's about caring. "MidWestOne, while they're a local bank, they're a big local bank, and that's what we like about them." – Jeff Quint of Cedar Ridge Distillery Swisher, IA "Jean is wonderful in the drive thru...well all the girls are!! It's amazing they know you by name...always helpful and provide the most top notch customer service." – Erin S. South St. Paul, MN "This is by far my favorite branch of my bank! I came on a Saturday to take care of multiple things, I got right in, they let me come in the building to make it easier, I was the only client there. Sam, the manager is super personal and helpful, she took care of my issues with ease...now I can enjoy the rest of my weekend. Thanks Sam!" – Caylene B. North Liberty, IA "Midwest One - both Elk River and St. Michael have been amazing. Service has been amazing and they always call you by name. I have been with them for over 15 years and will continue to do so! Would highly recommend!" – Thomas A. Saint Michael, MN

34 Capital Management & Historical Growth To ta l A ss et s ($ )B ) $1.8 $3.0 $3.1 $3.2 $3.3 $4.7 $5.6 $5.9 1.7 3.2 1.2 1.4 10.29% 7.34% 7.52% 8.41% 8.78% 8.50% 7.82% 7.71% Organic Acquired Assets TCE / TA (%)* 2014 2015 2016 2017 2018 2019 2020 3Q.2021 $0.0 $1.5 $3.0 $4.5 $6.0 $7.5 ATBancorp Central Bancshares, Inc. July 2020: Successfully completed the private placement of $65.0 million of subordinated notes, of which $63.75 million have been exchanged for subordinated notes registered under the Securities Act of 1933. May 2021: Redeemed, in whole, $10.9 million of subordinated debentures assumed upon the acquisition of ATBancorp on May 1, 2019. September 2021: Strategically repurchased 336,640 shares of common stock, with a total cost of $9.7 million under the current and prior repurchase programs through the third quarter of 2021. *Non-GAAP Measure. See the appendix for Non-GAAP financial measures.

35 Appendix

Non-GAAP Financial Measures

Tangible Common Equity / Tangible Book Value per Share / Tangible Common Equity Ratio

	December 31, 2014	December 31, 2015	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2021
				dollars in thousands					
Total shareholders' equity	$ 192,731	$ 296,179	$ 305,456	$ 340,304	$ 357,067	$ 508,982	$ 515,250	$ 499,081	$ 530,264
Intangible assets, net	(8,259)	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(87,719)	(89,288)	(83,607)
Tangible common equity	$ 184,472	$ 212,490	$ 225,631	$ 263,604	$ 282,538	$ 384,846	$ 427,531	$ 409,793	$ 446,657
Total assets	$ 1,800,302	$ 2,979,975	$ 3,079,575	$ 3,212,271	$ 3,291,480	$ 4,653,573	$ 5,556,648	$ 5,330,708	$ 5,875,423
Intangible assets, net	(8,259)	(83,689)	(79,825)	(76,700)	(74,529)	(124,136)	(87,719)	(89,288)	(83,607)
Tangible assets	$ 1,792,043	$ 2,896,286	$ 2,999,750	$ 3,135,571	$ 3,216,951	$ 4,529,437	$ 5,468,929	$ 5,241,420	$ 5,791,816
Book value per share	$ 23.07	$ 25.96	$ 26.71	$ 27.85	$ 29.32	$ 31.49	$ 32.17	$ 31.00	$ 33.71
Tangible book value per share (1)	$ 22.08	$ 18.63	$ 19.73	$ 21.57	$ 23.20	$ 23.81	$ 26.69	$ 25.45	$ 28.40
Shares outstanding	8,355,666	11,408,773	11,436,360	12,219,611	12,180,015	16,162,176	16,016,780	16,099,324	15,729,451
Tangible common equity ratio (2)	10.29 %	7.34 %	7.52 %	8.41 %	8.78 %	8.50 %	7.82 %	7.82 %	7.71 %

(1) Tangible common equity divided by shares outstanding.

(2) Tangible common equity divided by tangible assets.

Loan Yield, Tax Equivalent

	For the Three Months Ended September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
		dollars in thousands			
Loan interest income, including fees	$ 38,191	$ 38,239	$ 36,542	$ 34,736	$ 36,115
Tax equivalent adjustment (1)	536	556	531	519	507
Tax equivalent loan interest income	$ 38,727	$ 38,795	$ 37,073	$ 35,255	$ 36,622
Yield on loans, tax equivalent (2)	4.31 %	4.33 %	4.38 %	4.16 %	4.33 %
Average Loans	$ 3,576,642	$ 3,560,632	$ 3,429,746	$ 3,396,575	$ 3,356,680

(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.

MidWestOne FINANCIAL GROUP, INC.

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Non-GAAP Financial Measures

Return on Average Assets and Return on Average Tangible Equity							
	December 31,					For the Three Months Ended	
	2016	2017	2018	2019	2020	September 30, 2020	September 30, 2021
	dollars in thousands						
Net (loss) income	$ 20,391	$ 18,699	$ 30,351	$ 43,630	$ 6,623	$ (19,824)	$ 16,311
Merger related expenses, net (1)	2,969	—	598	6,847	46	—	—
Adjusted net (loss) income	$ 23,360	$ 18,699	$ 30,949	$ 50,477	$ 6,669	$ (19,824)	$ 16,311
Net (loss) income	$ 20,391	$ 18,699	$ 30,351	$ 43,630	$ 6,623	$ (19,824)	$ 16,311
Intangible amortization, net of tax (1)	2,580	2,031	1,722	4,430	5,232	1,223	948
Goodwill impairment	—	—	—	—	31,500	31,500	—
Tangible net (loss) income	$ 22,971	$ 20,730	$ 32,073	$ 48,060	$ 43,355	$ 12,899	$ 17,259
Average shareholders' equity	$304,670	$334,966	$345,734	$452,018	$ 515,455	$ 529,857	$ 539,052
Average intangible assets, net	(81,727)	(78,159)	(75,531)	(108,242)	(113,978)	(121,306)	(84,288)
Average tangible equity	$222,943	$256,807	$270,203	$343,776	$ 401,477	$ 408,551	$ 454,764
Average Assets	$2,993,875	$3,097,496	$3,249,718	$4,201,040	$5,135,841	$5,311,386	$5,811,228
Return on Average Assets	0.68 %	0.60 %	0.93 %	1.04 %	0.13 %	(1.48)%	1.11 %
Adjusted Return on Average Assets (3)	0.78 %	0.60 %	0.95 %	1.20 %	0.13 %	(1.48)%	1.11 %
Return on average equity	6.69 %	5.58 %	8.78 %	9.65 %	1.28 %	(14.88)%	12.00 %
Return on average tangible equity (2)	10.30 %	8.07 %	11.87 %	13.98 %	10.80 %	12.56 %	15.06 %

(1) The combined income tax rate utilized was 25% for 2018-2021 years and 35% for 2016-2017.
(2) Annualized tangible net (loss) income divided by average tangible equity.
(3) Adjusted net income divided by average assets.

MidWestOne FINANCIAL GROUP, INC.

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38 Non-GAAP Financial Measures Net Interest Income, Tax Equivalent / Net Interest Margin, Tax Equivalent For the Three Months Ended September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 dollars in thousands Net interest Income $ 37,809 $ 39,037 $ 38,617 $ 38,505 $ 40,340 Tax equivalent adjustments: Loans (1) 536 556 531 519 507 Securities (1) 608 651 648 647 615 Net Interest Income, tax equivalent $ 38,953 $ 40,244 $ 39,796 $ 39,671 $ 41,462 Loan purchase discount accretion (1,923) (1,542) (1,098) (873) (774) Core net interest income $ 37,030 $ 38,702 $ 38,698 $ 38,798 $ 40,688 Net interest margin, tax equivalent (2) 3.14% 3.13% 3.10% 2.88% 3.00 % Average interest earning assets $ 4,935,175 $ 5,117,669 $ 5,198,789 $ 5,522,427 $ 5,489,917 (1) The federal statutory tax rate utilized was 21%. (2) Annualized tax equivalent net interest income divided by average interest earning assets. Core Noninterest Expense For the Three Months Ended September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 dollars in thousands Total Noninterest Expense $ 59,939 $ 31,915 $ 27,700 $ 28,670 $ 29,778 Less: Goodwill impairment 31,500 — — — — Core Noninterest Expense $ 28,439 $ 31,915 $ 27,700 $ 28,670 $ 29,778

Non-GAAP Financial Measures

Efficiency Ratio

	December 31, 2016	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020	For the Three Months Ended September 30, 2020	For the Three Months Ended September 30, 2021
	dollars in thousands						
Total noninterest expense	$ 87,806	$ 80,123	$ 83,215	$ 117,535	$ 149,893	$ 59,939	$ 29,778
Amortization of intangibles	(3,970)	(3,125)	(2,296)	(5,906)	(6,976)	(1,631)	(1,264)
Merger-related expenses	(4,568)	—	(797)	(9,130)	(61)	—	—
Goodwill impairment	—	—	—	—	(31,500)	(31,500)	—
Noninterest expense used for efficiency ratio	$ 79,268	$ 76,998	$ 80,122	$ 102,499	$ 111,356	$ 26,808	$ 28,514
Net interest income, tax equivalent [1]	$ 104,321	$ 108,808	$ 107,823	$ 146,916	$ 157,196	$ 38,953	$ 41,462
Noninterest income	23,434	22,751	23,215	31,246	38,620	9,570	9,182
Investment securities gains, net	(464)	(241)	(193)	(90)	(184)	(106)	(36)
Net revenues used for efficiency ratio	$ 127,291	$ 131,318	$ 130,845	$ 178,072	$ 195,632	$ 48,417	$ 50,608
Efficiency ratio	62.27 %	58.63 %	61.23 %	57.56 %	56.92 %	55.37 %	56.34 %

(1) The federal statutory tax rate utilized was 21%.

Overhead Ratio

	For the Three Months Ended September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021
	dollars in thousands				
Total noninterest expense	$ 59,939	$ 31,915	$ 27,700	$ 28,670	$ 29,778
Amortization of intangibles	(1,631)	(1,569)	(1,507)	(1,341)	(1,264)
Merger-related expenses	—	—	—	—	—
Goodwill impairment	$ (31,500)	$ —	$ —	$ —	$ —
Noninterest expense used for overhead ratio	$ 26,808	$ 30,346	$ 26,193	$ 27,329	$ 28,514
Average Assets	$ 5,311,386	$ 5,457,939	$ 5,520,304	$ 5,851,736	$ 5,811,228
Overhead ratio	2.01 %	2.21 %	1.92 %	1.87 %	1.95 %

MidWestOne FINANCIAL GROUP, INC.

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40 Non-GAAP Financial Measures Core Loans / Core Commercial Loans September 30, 2020 December 31, 2020 March 31, 2021 June 30, 2021 September 30, 2021 dollars in thousands Commercial loans: Commercial and industrial $ 1,103,102 $ 1,055,488 $ 993,770 $ 982,092 $ 927,258 Agricultural 129,453 116,392 117,099 107,834 106,356 Commercial real estate 1,707,035 1,732,361 1,693,592 1,705,789 1,699,358 Total commercial loans $ 2,939,590 $ 2,904,241 $ 2,804,461 $ 2,795,715 $ 2,732,972 Consumer loans: Residential real estate $ 521,570 $ 499,106 $ 474,433 $ 468,581 $ 468,136 Other consumer 76,272 $ 78,876 $ 79,267 $ 65,860 $ 67,536 Total consumer loans $ 597,842 $ 577,982 $ 553,700 $ 534,441 $ 535,672 Loans held for investment, net of unearned income $ 3,537,432 $ 3,482,223 $ 3,358,161 $ 3,330,156 $ 3,268,644 PPP loans $ 331,703 $ 259,260 $ 248,682 $ 184,390 $ 89,354 Core loans(1) $ 3,205,729 $ 3,222,963 $ 3,109,479 $ 3,145,766 $ 3,179,290 Core commercial loans(2) $ 2,607,887 $ 2,644,981 $ 2,555,779 $ 2,611,325 $ 2,643,618 (1) Core loans are calculated as loans held for investment, net of unearned income less PPP loans. (2) Core commercial loans are calculated as total commercial loans less PPP loans.